Exhibit 1.1

FORM OF

Paysafe Limited

Common Shares, par value $0.001 per share

Underwriting Agreement

[•], 2021

[•]

As representatives of the several Underwriters

named in Schedule II hereto

[•]

Ladies and Gentlemen:

Each of [•] and [•], (the “Selling Stockholders”), as a stockholder of Paysafe Limited, an exempted limited company incorporated under the laws of Bermuda (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to sell to the several Underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of [•] common shares, par value $0.001 per share (“Common Stock”), of the Company and, at the election of the Underwriters, to sell to the Underwriters up to [•] additional shares of Common Stock of the Company. The aggregate of [•] shares of Common Stock to be sold by the Selling Stockholders are herein called the “Firm Shares” and the aggregate of up to [•] additional shares of Common Stock to be sold by the Company and up to [•] additional shares of Common Stock to be sold by the Selling Stockholders are herein called the “Optional Shares.” The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares.” To the extent there are no additional underwriters listed on Schedule II, the term “Representative” as used herein shall mean you, as Underwriter, and the term “Underwriters” shall mean either the singular or the plural, as the context requires.

1. (a) The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form F-1 (File No. 333-[•]) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you and to you for each of the other Underwriters, excluding exhibits thereto, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) (“Rule 462(b)”) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has heretofore been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “Preliminary Prospectus”); the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(a)(iv) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Rule 163B of the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”);

(ii) No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 8(d) of this Agreement);

(iii) For the purposes of this Agreement, the “Applicable Time” is [•]:[•] p.m. (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule III(b) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(iv) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will conform, in all material respects to the applicable requirements of the Act and the rules and regulations of the Commission thereunder. As of the applicable effective date as to each part of the Registration Statement and any amendment thereto, the Registration Statement did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and as of the applicable filing date of the Prospectus and any amendment or supplement thereto, the Prospectus will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(v) The Company (i) has not alone engaged in any Testing-the-Waters Communication other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of the Rule 144A under the Act or institutions that are accredited investors within the meaning of Rule 501 under the Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed any Written Testing-the-Waters Communications;

(vi) The Company (i) has been duly incorporated and is validly existing as a company under the laws of the jurisdiction of its incorporation, (ii) has corporate power and authority (x) to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus, as applicable and (y) to enter into and perform its obligations under this Agreement and (iii) is duly qualified as a foreign entity to transact business and is in good standing (to the extent such concept exists in the applicable jurisdiction) or equivalent status in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except, in the case of clauses (ii) and (iii) where the failure to have such power or authority or to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to result in a material adverse change in the condition (financial or otherwise), or in the business, results of operations or prospects, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, taken as a whole and after giving effect to the sale of the Shares (any such change, a “Material Adverse Effect”);

(vii) Schedule IV to this Agreement includes a true and complete list of each “significant subsidiary” (as such term is defined in Rule 1-02 of Regulation S-X) (each a “Subsidiary” and collectively, the “Subsidiaries”) of the Company, including the jurisdiction of incorporation or formation of such Subsidiary; each Subsidiary (i) has been duly organized and is validly existing as a corporation, limited liability company or other legal entity, as applicable, in good standing (to the extent such concept exists in the applicable jurisdiction) under the laws of its jurisdiction of incorporation or formation, (ii) has the power and authority to own its properties and conduct its business as described in the Registration Statement, the Pricing Prospectus and the Prospectus, and (iii) has been duly qualified as a foreign corporation or other entity, as the case may be, for the transaction of business and is in good standing (to the extent such concept exists in the applicable jurisdiction) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of clauses (i), (ii) and (iii), where the failure to be so organized and in existence, to have such power or authority or to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(viii) Neither the Company nor any of its Subsidiaries has sustained since the date of the latest audited financial statements included in the Pricing Prospectus any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Pricing Prospectus, (i) there has been no Material Adverse Effect and (ii) the Company and its subsidiaries, considered as one entity, have not (x) incurred any material liability or obligation (whether indirect, direct or contingent) that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, or (y) except as otherwise disclosed in the Pricing Prospectus, entered into any material transaction or agreement, in each case, not in the ordinary course of business, except for transactions and agreements related to the sale of the Shares;

(ix) The Company and its Subsidiaries have good and marketable title to all the properties and assets reflected as owned in the financial statements referred to in Section 1(a)(xxiv) hereof, and hold any leased real or personal property under valid and enforceable leases, except, in each case, as would not reasonably be expected to result in a Material Adverse Effect;

(x) As of December 31, 2020, the Company had an authorized capitalization as set forth in the Pricing Prospectus and all of the issued shares, outstanding shares of capital stock, limited liability company interests or other equity interests, as applicable, of each Subsidiary of the Company have been duly authorized and validly issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims other than liens securing the indebtedness described in the Registration Statement, the Pricing Prospectus and the Prospectus, except as would not reasonably be expected to result in a Material Adverse Effect;

(xi) None of the Company or its subsidiaries is in violation of its charter or by-laws, similar or equivalent organizational or constitutional documents, as applicable, or is in default (“Default”) under any indenture, mortgage, loan or credit agreement, note, contract, lease or other instrument to which the Company or its subsidiaries is a party or by which the Company or its subsidiaries may be bound, or to which any of their respective property or assets is subject (each, an “Existing Instrument”), except for such Defaults as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or that would not reasonably be expected to adversely affect, in any material respect, the consummation of the transactions herein contemplated or any of its obligations under this Agreement;

(xii) The execution and delivery of this Agreement and the compliance by the Company with this Agreement and the consummation of the transactions herein contemplated (i) will not result in any violation of the provisions of the charters, by-laws or similar organizational documents of the Company or any of its Subsidiaries, (ii) will not conflict with or constitute a breach of, or Default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or its subsidiaries pursuant to, or require the consent (except as shall have been obtained prior to the Time of Delivery) of any other party to, any Existing Instrument and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company or its subsidiaries, except, solely in the case of clauses (ii) and (iii), for such conflicts, breaches, Defaults, liens, charges, encumbrances or violations as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect or that would not reasonably be expected to adversely affect, in any material respect, the consummation of the transactions contemplated herein by the Company or any of its obligations under this Agreement; and no consent, approval, authorization or other order of, or registration, qualification or filing with, any court or other governmental or regulatory authority or agency is required for the sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except for (w) the registration under the Act of the Shares, (x) the approval by the Financial Industry Regulatory Authority, Inc. (“FINRA”) of the underwriting terms and arrangements, (y) such consents, approvals, authorizations, orders, registrations, qualifications or filings as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and (z) as shall have been obtained or made prior to the Time of Delivery; except where the failure to obtain any such consents, approvals, authorizations, orders, registrations or qualifications or make such filings would not impair, in any material respect, the ability of the Company to consummate the transactions contemplated by this Agreement and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xiii) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Share Capital,” insofar as they purport to constitute a summary of the terms of the Common Stock, constitute an accurate summary of the terms of such Common Stock in all material respects;

(xiv) [Except as otherwise disclosed in the Pricing Prospectus and the Prospectus,] there is no legal or governmental action, suit or proceeding pending or, to the Company’s knowledge, threatened (i) against or affecting the Company or its Subsidiaries or (ii) which has as the subject thereof any property owned or leased by the Company or its Subsidiaries that would reasonably be expected to result in a Material Adverse Effect or would materially and adversely affect the consummation of the transactions contemplated by this Agreement;

(xv) The Company is not and, after giving effect to the offering and sale of the Shares to be sold by the Company and the applications of the proceeds thereof as described in the Registration Statement, the Pricing Prospectus and the Prospectus, will not be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended;

(xvi) At the time of filing the Initial Registration Statement, the Company is an “ineligible issuer,” as defined in Rule 405 under the Act;

(xvii) Except as otherwise disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, Deloitte LLP and WithumSmith+Brown, PC, who have expressed their opinion with respect to certain financial statements (which term as used in this Agreement includes the related notes thereto) of the Company included in the Registration Statement, are independent with respect to the Company and its subsidiaries within the applicable rules and regulations of the Commission and as required by the Act;

(xviii) [Except as otherwise disclosed in the Pricing Prospectus and the Prospectus,] the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles as applied in the United States (“U.S. GAAP”); (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; the Company is not aware of any material weaknesses in its internal accounting controls;

(xix) Except as otherwise disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s chief executive officer and chief financial officer by others within the Company or any of its subsidiaries; and such disclosure controls and procedures are reasonably effective to perform the function of which they were established subject to the limitations of any such control system;

(xx) This Agreement has been duly authorized, executed and delivered by the Company;

(xxi) The consolidated historical financial statements and the related notes thereto included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the consolidated financial position of the entities purported to be shown thereby as of and at the dates indicated and the results of their operations and cash flows for the periods specified in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved (except as otherwise stated therein). The historical financial data included in the Registration Statement, the

Pricing Prospectus and the Prospectus under the caption “Summary—Summary Historical Consolidated Financial and Other Data” present fairly in all material respects the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement, the Pricing Prospectus and the Prospectus. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply in all material respects with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act, to the extent applicable;

(xxii) No transaction has occurred between or among the Company and any of its officers or directors, stockholders or any affiliate or affiliates of the foregoing that is required to be described in the Registration Statement, the Pricing Prospectus and the Prospectus and is not so described;

(xxiii) There are no contracts or other documents that are required under the Act and the rules and regulations promulgated thereunder to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or to be filed as an exhibit to the Registration Statement that have not been described or filed as an exhibit as required;

(xxiv) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (i) the Company and its subsidiaries, and their respective operations and properties, are in compliance with all applicable federal, state, local and foreign laws and regulations relating to pollution or protection of the environment and of human health, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum and petroleum products in any form (collectively, “Materials of Environmental Concern”), or otherwise relating to the use, generation, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), (ii) there is no claim, action or cause of action filed with a court or governmental authority, no investigation with respect to which the Company and its subsidiaries have received written notice, and no written notice by any person or entity alleging violation of, or actual or potential liability on the part of the Company or its subsidiaries under, the Environmental Laws (collectively, “Environmental Claims”), pending or, to the knowledge of the Company, threatened against the Company and its subsidiaries or, to the knowledge of the Company, any person or entity whose liability for any Environmental Claim that the Company and its subsidiaries have retained or assumed either contractually or by operation of law; and (iii) to the knowledge of the Company, there are no past or present actions, activities, circumstances, conditions, events or occurrences, including, without limitation, the release, emission, discharge, presence or disposal of any Materials of Environmental Concern, that reasonably would be expected to result in a violation of or liability of the Company or its subsidiaries under any Environmental Law or form the basis of an Environmental Claim against the Company or its subsidiaries or against any person or entity whose liability for any Environmental Claim that the Company and its subsidiaries have retained or assumed either contractually or by operation of law;

(xxv) The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof that are then in effect and which the Company is required to comply with as of the effectiveness of the Registration Statement;

(xxvi) Except as otherwise disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i) the Company and its subsidiaries own or have adequate rights to use all trademarks, service marks, trade names, patents, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary information, systems or procedures) and all other worldwide intellectual property and proprietary rights (including all registrations and applications for registration of, and all goodwill associated with, any of the foregoing) (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as currently conducted and as described in the Registration Statement, the Pricing Prospectus and the Prospectus; (ii) the Intellectual Property Rights owned by the Company and its subsidiaries are, to the knowledge of the Company, valid, subsisting and enforceable, and there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the ownership, validity, scope or enforceability of, or any rights of the Company or any of its subsidiaries in, any such Intellectual Property Rights; (iii) none of the Company nor any of its subsidiaries has received any notice alleging any infringement, misappropriation or other violation of any Intellectual Property Rights of others that remains pending; (iv) to the knowledge of the Company, no person or entity is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated, any Intellectual Property Rights owned or controlled by the Company or any of its subsidiaries in the preceding three years of the date hereof; (v) to the knowledge of the Company, neither the Company nor any of its subsidiaries is infringing, misappropriating or otherwise violating, or has infringed, misappropriated or otherwise violated in the preceding three years of the date hereof, any Intellectual Property Rights of others, and the conduct of each of the respective businesses of the Company and its subsidiaries as described in the Registration Statement, the Pricing Prospectus and the Prospectus does not infringe, misappropriate, or otherwise violate any Intellectual Property Rights of others; and (vi) the Company and its subsidiaries use commercially reasonable efforts to maintain the confidentiality of all Intellectual Property Rights (including software code) of the Company and its subsidiaries the value of which to the Company or any of its subsidiaries is contingent upon maintaining the confidentiality thereof;

(xxvii) Except as disclosed in the Registration Statement, the Pricing Prospectus and the Prospectus or as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (i)(A) the Company’s and its subsidiaries’ respective information technology and computer systems, networks, hardware, software, data (including the data of their respective users, customers, employees, suppliers, vendors and any third party data processed by them), equipment or technology (collectively, “IT Systems and Data”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its subsidiaries as currently conducted, free and clear of all bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; (B) the Company and its subsidiaries have taken commercially reasonable measures to protect their IT Systems and Data, and without limiting the foregoing, the Company and its subsidiaries have used commercially reasonable efforts to establish and maintain, and have established and maintained, reasonable information technology and information security policies and procedures designed to protect against and prevent breach, destruction, loss, unauthorized disclosure, use, access, disablement, misappropriation or modification, or other compromise or misuse of or relating to any IT Systems and Data (“Breach”), including the commercially reasonable mitigation of any known vulnerabilities; and (C) there has been no such Breach of the Company or any of its subsidiaries’ IT Systems and Data, except for any Breach that has been resolved without material liability or requirement to notify any person; and (ii)(x) the Company and its subsidiaries have complied in the preceding three years of the date hereof, and are in compliance with, all applicable laws, statutes, judgments, orders, rules and regulations of any court or arbitrator or other governmental or regulatory authority, internal and external posted privacy policies and contractual obligations, in each case, relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification (“Data Security Obligations”); (y) the Company and its subsidiaries have not received any notification of or complaint regarding non-compliance with any Data Security Obligation by the Company or any of its subsidiaries that remains unresolved; and (z) there is no action, suit or proceeding by or before any court or governmental agency, authority or body pending or, to the knowledge of the Company, threatened alleging material non-compliance with any Data Security Obligation by the Company or any of its subsidiaries;

(xxviii) Except as would not, either individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect, (i) the Company and its subsidiaries and any “employee benefit plan” (as defined under Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) (“Plan”) established or maintained by the Company and its subsidiaries or their respective ERISA Affiliates (as defined below) are in compliance with ERISA; (ii) no “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any Plan subject to Title IV of ERISA (“Pension Plan”) established or maintained by the Company and its subsidiaries or any of their respective ERISA Affiliates; (iii) no Pension Plan established or maintained by the Company and its subsidiaries or any of their respective ERISA Affiliates, if such Pension Plan were terminated, would have any “amount of unfunded benefit liabilities” (as defined under ERISA); (iv) no failure to satisfy the minimum funding standard under Section 412 of the Code (as defined below), whether or not waived, has occurred or is reasonably expected to occur with respect to any Pension Plan established or maintained by the Company, its subsidiaries or any of their respective ERISA Affiliates; (v) neither the Company, its subsidiaries nor any of their respective ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA (including any liability under Section 4062(e) of ERISA) with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Section 430, 4971, 4975 or 4980B of the Code and (vi) each Plan established or maintained by the Company and its subsidiaries or any of their respective ERISA Affiliates that is intended to be qualified under Section 401 of the Code has received a current favorable Internal Revenue Service (“IRS”) determination letter or is comprised of a master, prototype or volume submitter plan that has received such a favorable letter from the IRS and, to the knowledge of the Company, no event, whether by action or failure to act, has occurred since the date of such qualification that would materially and adversely affect such qualification. “ERISA Affiliate” means, with respect to the Company or a subsidiary of the Company, any member of any group of organizations described in Section 414 of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (collectively, the “Code”) of which the Company and its subsidiaries are a member;

(xxix) Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (i) there is (A) no unfair labor practice complaint pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, and no grievance or arbitration proceeding arising out of or under collective bargaining agreements pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries, (B) no strike, labor dispute, slowdown or stoppage pending or, to the Company’s knowledge, threatened against the Company or any of its subsidiaries and (C) no union representation question existing with respect to the employees of the Company or any of its subsidiaries and, to the Company’s knowledge, no union organizing activities taking place and (ii) there has been no violation of any federal, state or local law relating to discrimination in hiring, promotion or pay of employees or of any applicable wage or hour laws;

(xxx) Except as would not, either individually or in the aggregate, be reasonably likely to result in a Material Adverse Effect, the Company and its subsidiaries taken as a whole are insured against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged or as required by law;

(xxxi) The Company and its subsidiaries possess such valid and current certificates, authorizations, licenses, provider numbers, permits, consents, orders and certifications issued by the appropriate governmental or regulatory authorities or bodies of any jurisdiction (collectively, “Governmental Licenses”) as necessary to conduct their respective businesses and as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, all of which are in full force and effect, except as would not reasonably be expected to result in a Material Adverse Effect, and none of the Company or its subsidiaries has received any notice of action or proceedings relating to the revocation or modification of, or non-compliance with the conditions of, any existing Governmental License, or the necessity of obtaining any additional Governmental License, which action or proceedings, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect;

(xxxii) Except as described in the Pricing Disclosure Package, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act, except as have been validly waived or complied with and except for the Shares to be sold by the Selling Stockholders;

(xxxiii) [Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus,] the holders of issued and outstanding shares of the Company’s capital stock are not entitled to preemptive or other rights to subscribe for the Shares that have not been complied with or otherwise validly waived;

(xxxiv) None of the Company and its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee, controlled affiliate or other person associated with or acting on behalf of the Company or its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) (x) taken or is aware of any action, directly or indirectly, that results in a violation by such persons of any provision of the Foreign Corrupt Practices Act of 1977, as amended and the rules and regulations thereunder (“FCPA”), the UK Bribery Act 2010, as amended and the rules and regulations thereunder (“UK Act”), or similar applicable law of any other foreign jurisdiction or the rules and regulations thereunder or (y) taken or is aware of any action that could result in a sanction for violation by such persons of any provision of the FCPA, the UK Act or similar applicable law of any other foreign jurisdiction; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment in violation of the FCPA, the UK Act or similar applicable law of any other foreign jurisdiction. The Company and its subsidiaries have instituted and maintain policies and procedures designed to ensure continued compliance with the FCPA, the UK Act and similar applicable laws of any other jurisdiction and the rules and regulations thereunder. No part of the proceeds of the offering contemplated by this Agreement will be used, directly or indirectly, in violation of the FCPA, the UK Act or similar applicable law of any other jurisdiction or the rules or regulations thereunder;

(xxxv) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business and the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency having jurisdiction over the Company or any of its subsidiaries (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(xxxvi) None of the Company and its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company or its subsidiaries (i) is currently subject to any sanctions administered or enforced by the United States (including any administered or enforced by the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, the United Kingdom (including sanctions administered or controlled by Her Majesty’s Treasury) or other relevant sanctions authority (collectively, “Sanctions” and such persons, “Sanctioned Persons”) or (ii) will, directly or knowingly indirectly, use the proceeds of the offering contemplated by this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that will result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering contemplated by this Agreement, whether as underwriter, advisor, investor or otherwise);

(xxxvii) None of the Company and its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or controlled affiliate of the Company or its subsidiaries, is an individual or entity that is, or is 50% or more owned or otherwise controlled by or is acting on behalf of an individual or entity that is: (i) the subject of any Sanctions; or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (currently, the Crimea region of Ukraine, Cuba, Iran, North Korea, and Syria) (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”);

(xxxviii) Neither the Company nor any of its subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in the preceding 3 years, nor does the Company or any of its subsidiaries have any plans to increase its dealings or transactions with Sanctioned Persons, or with or in Sanctioned Countries, in each case except as permitted by applicable law;

(xxxix) None of the Company or any of the Company’s subsidiaries has taken or will take, directly or indirectly, any action that is designed to or that might reasonably be expected to cause or result in unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(xl) There are (and prior to the Time of Delivery, will be) no debt securities or preferred shares or stock issued or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined in Section 3(a)(62) under the Exchange Act.

(xli) The statistical and market related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate in all material respects and represent their good faith estimates that are made on the basis of data derived from such sources;

(xlii) Except for any failures or exceptions that would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect: (i) the Company and each of its subsidiaries has timely filed (taking into account valid extensions) all federal, state, local and foreign tax returns required to be filed by it in any jurisdiction and has paid all taxes (and any related interest, penalties and additions to tax) required to be paid by it (whether or not shown on a tax return and including in its capacity as a withholding agent), except for any taxes being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with U.S. GAAP; (ii) there are no current or pending tax audits, assessments or other claims or proceedings with respect to the Company or any of its subsidiaries; and (iii) the Company and each of its subsidiaries has made adequate charges, accruals and reserves in the applicable financial statements in respect of all federal, state, local and foreign taxes in any jurisdiction (and any related interest, penalties and additions to tax) for all periods as to which the tax liability of the Company and its subsidiaries (as applicable) has not been finally determined;

(xliii) Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares;

(xliv) After reasonable inquiry, the Company does not believe that it was a passive foreign investment company (a “PFIC”), as defined in Section 1297 of the Internal Revenue Code of 1986, as amended, for the year ended December 31, 2020, and does not expect to be a “passive foreign investment company” in the current year or the foreseeable future;

(xlv) The Company is a “foreign private issuer” within the meaning of Rule 405 under the Securities Act;

(xlvi) [Except as described in each of the Registration Statement, the Time of Sale Prospectus and the Prospectus], no approvals are currently required in Bermuda in order for the Company to pay dividends or other distributions declared by the Company to the holders of Common Stock. Under current laws and regulations of Bermuda, any amount payable with respect to the Common Stock upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the issued and outstanding share capital of the Company may be paid by the Company in United States dollars and freely transferred out of Bermuda, and no such payments made to holders who are non-residents of Bermuda will be subject to income, withholding or other taxes under laws and regulations of Bermuda or taxing authority thereof or therein and without the necessity of obtaining any governmental or regulatory authorization in Bermuda or taxing authority thereof or therein;

(xlvii) Neither the Company nor any of its subsidiaries or their properties or assets has immunity under Bermuda, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Bermuda, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Company or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by this Agreement, may at any time be commenced, the Company has, pursuant to Section 20 of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law;

(xlviii) Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon this Agreement would be declared enforceable against the Company by the courts of Bermuda, without reconsideration or reexamination of the merits, subject to the restrictions described under the caption “Service of Process and Enforcement of Civil Liabilities under U.S. Securities Laws” in the Registration Statement, the Pricing Prospectus and the Prospectus;

(xlix) Except for any net income, capital gains or franchise taxes imposed on the Underwriters by the government of Bermuda or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such tax, no stamp duties or other issuance or transfer taxes are payable by or on behalf of the Underwriters in Bermuda, the United States or any political subdivision or taxing authority thereof solely in connection with (i) the execution, delivery and performance of this Agreement, (ii) the delivery of the Shares in the manner contemplated by this Agreement and the Pricing Prospectus or (iii) subject to Section 7 below, the sale and delivery by the Underwriters of the Shares as contemplated herein and in the Pricing Disclosure Package; and

(l) Any holder of the Shares and each Underwriter are each entitled to sue as plaintiff in the court of the jurisdiction of formation and domicile of the Company for the enforcement of their respective rights under this Agreement and the Shares and such access to such courts will not be subject to any conditions which are not applicable to residents of such jurisdiction or a company incorporated in such jurisdiction except that plaintiffs not residing in Bermuda may be required to guarantee payment of a possible order for payment of costs or damages at the request of the defendant.

(li) The choice of laws of the State of New York as the governing law of the Agreement is a valid choice of law under the laws of Bermuda and will be honored by the courts of Bermuda subject to the restrictions described under the caption “Service of Process and Enforcement of Civil Liabilities under U.S. Securities Laws” in the Registration Statement, the Pricing Prospectus and the Prospectus. The Company has the power to submit, and pursuant to Section 19 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the jurisdiction of the New York state and United States federal courts sitting in the City of New York and has, to the fullest extent permitted by applicable law, validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court.

(lii) The indemnification and contribution provisions set forth in Section 7 hereof are valid and binding under Bermuda law.

(b) Each Selling Stockholder severally represents and warrants to, and agrees with, each of the Underwriters and the Company that:

(i) Except (A) as will have been obtained on or prior to the Time of Delivery for the registration under the Act of the Shares, (B) as may be required under foreign or state securities (or Blue Sky) laws or by FINRA or by the Exchange (as defined herein) in connection with the purchase and distribution of the Shares by the Underwriters and (C) as would not impair in any material respect the ability of such Selling Stockholder to consummate its obligations hereunder, all consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained or will be obtained on or prior to the Time of Delivery; and such Selling Stockholder has full right, power and authority to enter into this Agreement, and has or will have at the Time of Delivery full right, power and authority to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder;

(ii) The sale of the Shares to be sold by such Selling Stockholder hereunder and the compliance by such Selling Stockholder with this Agreement and the consummation of the transactions herein and contemplated in the Pricing Disclosure Package will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any statute, indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (B) result in any violation of the provisions of the charter, by-laws, partnership agreement or similar organizational documents of such Selling Stockholder or (C) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Selling Stockholder or any property or assets of such Selling Stockholder, except in the case of (A) and (C), as would not, individually or in the aggregate, reasonably be expected to materially impact such Selling Stockholder’s ability to perform its obligations under this Agreement;

(iii) Upon payment for the Shares to be sold by such Selling Stockholder pursuant to this Agreement, delivery of such Shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such Shares in the name of Cede or such other nominee and the crediting of such Shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8 105 of the New York Uniform Commercial Code (the “UCC”)) to such Shares), (A) DTC shall be a “protected purchaser” of such Shares within the meaning of Section 8 303 of the UCC, (B) under Section 8 501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such Shares and (C) no action based on any “adverse claim”, within the meaning of Section 8 102 of the UCC, to such Shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such Shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8 102 of the UCC and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC;

(iv) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action that is designed to or that might reasonably be expected to cause or result in unlawful stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares;

(v) To the extent that any statements or omissions made in the Registration Statement, the Pricing Disclosure Package, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with the Selling Stockholder Information (as defined below), such Registration Statement and Pricing Disclosure Package did not, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will not, when they become effective or are filed with the Commission, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. “Selling Stockholder Information” consists solely of the information with respect to such Selling Stockholder in the beneficial ownership table under the caption “Selling Stockholders” in the Pricing Prospectus and the Prospectus;

(vi) Such Selling Stockholder will deliver to you prior to or at the First Time of Delivery (as hereinafter defined) a properly completed and executed United States Treasury Department Form W-9 or Form W-8 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof), together with all required attachments to such form;

(vii) The obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the dissolution of such Selling Stockholder or by the occurrence of any other event; if such Selling Stockholder shall be dissolved, or if any other such event should occur, before the delivery of the Shares to be sold by such Selling Stockholder hereunder, such Shares shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement;

(viii) Such Selling Stockholder is not prompted by any material non-public information concerning the Company or any of its subsidiaries that is not disclosed in the Pricing Prospectus to sell its Shares pursuant to this Agreement; and

(ix) Such Selling Stockholder will not, directly or knowingly indirectly, use the proceeds of the offering contemplated by this Agreement, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other individual or entity in any manner that will result in a violation of any Sanctions by, or could result in the imposition of Sanctions against, any person (including any person participating in the offering contemplated by this Agreement, whether as underwriter, advisor, investor or otherwise).

2. Subject to the terms and conditions herein set forth, (a) each of the Selling Stockholders agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at a purchase price per share of $[•], the number of Firm Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule I hereto by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule II hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from all of the Selling Stockholders hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, each of the Selling Stockholders, as and to the extent indicated in Schedule I hereto, agree, severally and not jointly, to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from each of the Selling Stockholders, at the purchase price per share set forth in clause (a) of this Section 2, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule II hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

Each Selling Stockholder, as and to the extent indicated in Schedule I hereto, hereby grant, severally and not jointly, to the Underwriters the right to purchase at their election up to [•] Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares of Common Stock in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company and the Selling Stockholders, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 44(a) hereof) or, unless you, the Company and the Selling Stockholders otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Selling Stockholders, shall be delivered by or on behalf of the Selling Stockholders to the Representatives, through the facilities of DTC, for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the accounts specified by the Selling Stockholders to the Representatives at least forty-eight hours in advance. To the extent the Shares are delivered in certificated form and not in book-entry form through the facilities of DTC, the Selling Stockholders will cause the certificates representing the Shares, if any, to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on [•], 2021, or such other time and date as the Representatives, the Company and the Selling Stockholders may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives, the Company and the Selling Stockholders may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(l) hereof will be delivered at the offices of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 (the “Closing Location”), and the Shares will be delivered through the facilities of DTC in the case of book-entry shares or at the Designated Office in the case of certificated Shares, all at such Time of Delivery. A meeting will be held at the Closing Location at 2:00 p.m., New York City time, on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery, which shall be reasonably disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus relating to the Shares or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction, to qualify in any jurisdiction as a broker-dealer or to subject itself to taxation in any jurisdiction if it is not otherwise so subject;

(c) Prior to 10:00 a.m., New York City time, on the second New York Business Day following the date of this Agreement (or such other time as may be agreed to by the Company and the Representatives) and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required under the Act to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may reasonably request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its security holders as soon as practicable (which may be satisfied by filing with the Commission’s EDGAR system), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the date [•] days after the date of the Prospectus (the “Company Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or publicly file with the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares (except for any Registration Statement on Form S-8, or any amendment thereto, to register shares issuable upon exercise of awards granted pursuant to the terms of any employee equity incentive plan), including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the shares of Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of shares of Stock or such other securities, in cash or otherwise (other than (w) the Shares to be sold hereunder, (x) the Shares or any such substantially similar securities to be issued pursuant to employee incentive plans existing as of the date of this Agreement (including, for avoidance of doubt, the Paysafe Limited 2021 Omnibus Incentive Plan and any long term incentive awards disclosed in the Pricing Disclosure Package), (y) the Shares or any such substantially similar securities to be issued upon the conversion or exchange of convertible or exchangeable securities outstanding as of the date of this Agreement, and (z) the issuance of up to [•]% of the outstanding Stock or any such substantially similar securities in connection with the acquisition of, a joint venture with or a merger with, another company, and the filing of a registration statement with respect thereto, provided that, in the case of this clause (z), each recipient of such Stock shall execute and deliver to the Representatives, on or prior to the issuance of such Stock, a lock-up agreement substantially to the effect set forth in Annex II), without the prior written consent of [•] and [•];

(f) During a period of two years from the effective date of the Registration Statement, to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you as soon as they are available, copies of any current, periodic or annual reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided that any report, communication or financial statement furnished or filed with the Commission that is publicly available on the Commission’s EDGAR system shall be deemed to have been furnished to you at the time furnished or filed with the Commission; and

(g) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a).

6. (a) The Company represents and agrees that it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act without the Underwriters’ consent; each Selling Stockholder represents and agrees that it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus”; and each Underwriter represents and agrees that it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission;

(b) The Company has not, directly or indirectly, used or referred to any “free writing prospectus” (as defined under Rule 405 of the 1933 Act Regulations); and

(c) The Company agrees that if at any time following the distribution of a Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will, in the case of a Written Testing-the-Waters Communication, cease use of the Written Testing-the-Waters Communication until it is amended or supplemented and amend or supplement the Written Testing-the-Waters Communication to correct such statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in a Written Testing-the-Waters Communication or made in reliance upon and in conformity with the Underwriter Information or the Selling Stockholder Information.

7. The Company covenants and agrees with the several Underwriters that:1

(a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and the Company’s accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey in an amount not to exceed $10,000; (iv) all fees and expenses in connection with listing the Shares on the Exchange; and (v) the filing fees incident to, and the reasonable fees and disbursements of counsel for the Underwriters in an amount not to exceed $50,000 in connection with, any required review by FINRA of the terms of the sale of the Shares;

[1]	NTD: Selling stockholder responsibility for expenses TBD.

(b) the Company will pay or cause to be paid (i) the cost and charges of any transfer agent or registrar; (ii) all costs and expenses incident to the performance of each Selling Stockholders’ obligations hereunder which are not otherwise specifically provided for in this Section; and (iii) all other reasonable costs and expenses incidental to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section; provided, however, that 50% of the cost of any aircraft chartered in connection with the road show shall be paid by the Underwriters (with the Company paying the remaining 50% of the cost); the Company shall pay any transfer taxes payable on the issuance, sale and delivery of the Shares to be sold by the Company and each Selling Stockholder shall pay any transfer taxes payable on the sale and delivery of the Shares to be sold by such Selling Stockholder, in each case to the Underwriters; and

(c) Except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

(d) The provisions of this Section shall not supersede or otherwise affect any agreement that the Company and the Selling Stockholders may otherwise have for the allocation of such expenses among themselves.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and the Selling Stockholders herein are, on the date hereof and at and as of such Time of Delivery, true and correct, the condition that the Company and the Selling Stockholders shall have performed all of its and their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Act; if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or, to the knowledge of the Company, threatened by the Commission; no stop order suspending or preventing the use of the Prospectus shall have been initiated or, to the knowledge of the Company, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Davis Polk & Wardwell LLP, counsel for the Underwriters, shall have furnished to you such written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you;

(c) Simpson Thacher & Bartlett LLP, counsel for the Company and [•], shall have furnished to you their written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to you;

(d) Wakefield Quin Limited, Bermuda counsel for the Company, shall have furnished to you their written opinion, dated such Time of Delivery, in form and substance satisfactory to you;

(e) On the date of the Prospectus concurrently with the execution of this Agreement, at 9:00 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, each of Deloitte LLP and WithumSmith+Brown, PC shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to you;

(f) On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:00 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, the Company shall have furnished to you a certificate or certificates, dated the respective dates of delivery thereof, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to you;

(g) (i) Neither the Company nor any of its Subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or in the long-term debt of the Company or any of its Subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in the condition (financial or otherwise), business or results of operations, whether or not arising from transactions in the ordinary course of business, of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives (other than a defaulting Underwriter under Section 10 hereof) so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives (other than a defaulting Underwriter under Section 10 hereof) makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(i) The Shares to be sold at such Time of Delivery shall have been duly listed on the Exchange;

(j) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each of the parties listed on Schedule V hereto, substantially to the effect set forth in Annex II hereto;

(k) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the second New York Business Day following the date of this Agreement;

(l) The Company and the Selling Stockholders shall have furnished or caused to be furnished to you at such Time of Delivery certificates of officers of the Company and of the Selling Stockholders, respectively, reasonably satisfactory to you as to the accuracy of the representations and warranties of the Company and the Selling Stockholders, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and the Selling Stockholders of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, and as to such other matters as you may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (g) of this Section 8 and the Company shall have furnished such other certificates and documents as you may reasonably request; and

(m) The Selling Stockholders shall have executed and delivered to the Underwriters an agreement substantially in the form of Annex II hereto.

9. (a) To the fullest extent permitted by applicable law, the Company will indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees, each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act, may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or the omission or alleged omission therefrom to state a material fact required to be stated therein or necessary to make the statement therein not misleading, or (ii) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Written Testing-the-Waters Communication, or the omission or alleged omission therefrom to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act, for any legal or other expenses reasonably incurred by such Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Written Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information or the Selling Stockholder Information;

(b) Each of the Selling Stockholders, severally and not jointly, will indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act against any losses, claims, damages or liabilities, joint or several, to which such Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or the omission or alleged omission therefrom to state a material fact required to be stated therein or necessary to make the statement therein not misleading, or (ii) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Written Testing-the-Waters Communication, or the omission or alleged omission therefrom to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Written Testing-the-Waters Communication, in reliance upon and in conformity with the Selling Stockholder Information; and will reimburse each Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act for any legal or other expenses reasonably incurred by such Underwriter, its affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of the Act and the Exchange Act in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that such Selling Stockholder shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Written Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; provided, further, that the liability of such Selling Stockholder pursuant to this subsection (c) shall not exceed the product of the number of Shares sold by such Selling Stockholder including any Optional Shares and the price per Share referenced in Section 2 hereof (each such amount, the “Selling Stockholder Proceeds”) as set forth in the Prospectus.

(c) Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, its directors, officers and employees and each person, if any, who controls, as of the date hereof, the Company within the meaning of the Act and the Exchange Act and each Selling Stockholder against any losses, claims, damages or liabilities to which the Company, its directors, officers and employees and each person, if any, who controls, as of the date hereof, the Company within the meaning of the Act and the Exchange Act or such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereto, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any

Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Written Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company, its directors, officers and employees and each person, if any, who controls, as of the date hereof, the Company within the meaning of the Act and the Exchange Act and each Selling Stockholder for any legal or other expenses reasonably incurred by the Company, its directors, officers and employees and each person, if any, who controls, as of the date hereof, the Company within the meaning of the Act and the Exchange Act or such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred, it being understood and agreed that the only such information furnished by the Underwriters consists of the following information: the concession and reallowance figures appearing in the [[•] paragraph under the caption “Underwriting” and the information appearing in the [•], [•], [•] and [•] paragraphs under the caption “Underwriting”]2 (such information, the “Underwriter Information”).

(d) Promptly after receipt by an indemnified party under subsection (a), (b) or (c) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. It is understood that the indemnifying party or parties shall not, in connection with any one action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all indemnified parties except to the extent that local counsel or counsel with specialized expertise (in addition to any regular counsel) is required to effectively defend against any such action or proceeding. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

[2]	NTD: To be updated as necessary.

(e) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholders on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, each of the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission and (ii) each Selling Stockholder’s obligation to contribute any amount under this Section 9(e) is limited in the manner and to the extent set forth in Section 11(b) and such Selling Stockholder shall not be required to contribute any amount in excess of the applicable Selling Stockholder Proceeds. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint, and the Selling Stockholders’ obligations in this subjection (e) to contribute are several in proportion to their respective Selling Stockholder Proceeds and not joint.

(f) The obligations of the Company and the Selling Stockholders under this Section 9 shall be in addition to any liability which the Company and the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company or any Selling Stockholder within the meaning of the Act.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six hours within which to procure another party or other parties reasonably satisfactory to you to purchase such Shares on the terms of this Agreement. In the event that, within the respective prescribed periods, you notify the Company and the Selling Stockholders that you have so arranged for the purchase of such Shares, or the Company or a Selling Stockholder notifies you that it has so arranged for the purchase of such Shares, you or the Company or the Selling Stockholders shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you, the Company and the Selling Stockholders as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company and the Selling Stockholders shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company and the Selling Stockholders to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders, except for the expenses to be borne by the Company, the Selling Stockholders and the Underwriters as provided in Section 9 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, or any Selling Stockholder, and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor the Selling Stockholders shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company and the Selling Stockholders as provided herein, the Company and each of the Selling Stockholders pro rata (based on the number of Shares to be sold by the Company and such Selling Stockholder hereunder) will reimburse the Underwriters through you for all reasonable and documented out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and the Selling Stockholders shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, [•] shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by [•]; and in dealings with any Selling Stockholder hereunder, [•] and the Company shall be entitled to act and rely upon any statement, request, notice or agreement given by any Selling Stockholder.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and the Selling Stockholders, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, email or facsimile transmission to [•]; if to any Selling Stockholder shall be delivered or sent by mail, email or facsimile transmission to counsel for such Selling Stockholder at its address set forth in Schedule V hereto; if to the Company shall be delivered or sent by mail, email or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: [•]; and if to any of the parties that has delivered a lock-up letter described in Section 8(j) hereof shall be delivered or sent by mail to the respective address provided in Schedule V hereto or such other address as such party provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, email or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or email constituting such Questionnaire, which address will be supplied to the Company or the Selling Stockholders by you on request; provided further that notices under subsection 5(f) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, email or facsimile transmission to you at [•]. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and the Selling Stockholders and, to the extent provided in Sections 9 and 12 hereof, the officers and directors of the Company and each person who controls the Company, any Selling Stockholder or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. The Company and the Selling Stockholders hereby acknowledge that (a) the purchase and sale of the Shares pursuant to this Agreement, including without limitation the determination of the public offering price of the Shares and any interaction that the Underwriters have with the Company, the Selling Stockholders and/or their respective representatives or agents in relation thereto, is part of an arm’s-length commercial transaction between the Company and the Selling Stockholders, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company or the Selling Stockholders and (c) the Company’s and Selling Stockholders’ engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company and the Selling Stockholders agree that they are solely responsible for making their own judgments in connection with the offering and other matters addressed herein or contemplated hereby (irrespective of whether any of the Underwriters has advised or is currently advising the Company or any Selling Stockholder on related or other matters). The Company and the Selling Stockholders also acknowledge and agree that the Underwriters have not rendered to them any investment advisory services of any nature or respect and will not claim that the Underwriters owe any agency, fiduciary or similar duty to the Company or any of the Selling Stockholders, in connection with the offering and such other matters or the process leading thereto. The Company further acknowledges and agrees that in any and all discussions with the Underwriters in connection with this Agreement and the matters contemplated hereby, that the Underwriters are providing services solely to the Company and all such employees, officers or directors of the Company engaged in such discussions are acting solely as representatives of the Company not in their individual or personal capacity as potential selling stockholders or as representatives of the Selling Stockholders (or any individual Selling Stockholder), and that any view expressed or recommendation that may be deemed to be made by the Underwriters is expressed or made solely to and for the benefit of the Company. The Selling Stockholder further acknowledges and agrees that, although the Underwriters may provide the Selling Stockholder with certain Regulation Best Interest and Form CRS disclosures or other related documentation in connection with the offering, the Underwriters are not making a recommendation to the Selling Stockholder to participate in the offering or sell any Shares at the purchase price per Share determined in the offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between or among the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof.

18. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

19. The Company hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and, to the fullest extent permitted by applicable law, may be enforced in any court to the jurisdiction of which Company is subject by a suit upon such judgment. The Company irrevocably appoints [•], as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding. The Company agrees that service of process upon its authorized agent, and written notice of such service to the Company by the person serving the same to the address provided in this Section, shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding. The Company hereby represents and warrants that its authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. The Company further agrees to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect.

20. To the extent that the Company has or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) Bermuda, (ii) the United States or the State of New York, and (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company hereby irrevocably waives such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law.

21. To the fullest extent permitted by applicable law, the Company agrees to indemnify each Underwriter, each employee, officer and director of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of the Act and each broker dealer or other affiliate of any Underwriter, against any loss incurred as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. If the U.S. dollars purchased by any Underwriter are greater than the amount originally due by the Company, the Underwriter agrees to pay to the Company the amount equal to the excess of the U.S. dollars so purchased over the amount originally due to the Underwriter hereunder. The foregoing indemnity shall constitute a separate and independent obligation of the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The foregoing indemnity made by the Company is made only with respect to any judgment or order against the Company and only to the extent of the loss directly attributable to such judgment or order. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

22. The Company, each Selling Stockholder and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

23. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Facsimile or electronic signatures shall constitute original signatures for all purposes. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

24. Notwithstanding anything herein to the contrary, the Company and the Selling Stockholders are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and the Selling Stockholders relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

25. [Without limiting the applicability of Section 2 hereof or any other provision of this Agreement, with respect to any Underwriter who is affiliated with any person or entity engaged to act as an investment adviser on behalf of a client who has a direct or indirect interest in the Shares being sold by any Selling Stockholder, the Shares being sold to such Underwriter shall not include any shares of Stock attributable to such client (with any such Shares instead being allocated and sold to the other Underwriters) and, accordingly, the fees or other amounts received by such Underwriter in connection with the transactions contemplated hereby shall not include any fees or other amounts attributable to such client.]3

26. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

[3]	NTD: To include if any affiliated underwriters are added to the syndicate.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Remainder of Page Intentionally Left Blank]

If the foregoing is in accordance with your understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and each of the Selling Stockholders. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and the Selling Stockholders for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,
PAYSAFE LIMITED

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

[•]

By:
Name:
Title:

[•]

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

[•]

[•]

By:
Name:
Title:

[•]

By:
Name:
Title:

On behalf of each of the Underwriters

[Signature Page to Underwriting Agreement]

SCHEDULE I
	Total Number of Firm Shares to be Sold		Number of Optional Shares to be Sold if Maximum Option Exercised
The Selling Stockholders:
[•]	[	•]	[	•]
[•]	[	•]	[	•]
Total	[	•]	[	•]

Schedule I - 1

SCHEDULE II

Underwriter	Total Number of Firm Shares to be Purchased		Number of Optional Shares to be Purchased if Maximum Option Exercised
[•]	[	•]	[	•]
[•]	[	•]	[	•]

Total	[	•]	[	•]

Schedule II - 1

SCHEDULE III

(a)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The public offering price per share for the Shares is $[•].

The number of Firm Shares sold by the Selling Stockholders is [•].

The number of Optional Shares to be sold by the Selling Stockholders is up to [•].

(b)	Written Testing-the-Waters Communications

[TBD]

Schedule III - 1

SCHEDULE IV

Significant Subsidiaries4

1.	[Paysafe Limited]

2.	[•]

Schedule IV - 1

[4]	NTD: To be populated.

SCHEDULE V5

1.	[NTD: TBD.]

Annex I - 1

[5]	NTD: To be populated.

ANNEX I

[FORM OF LOCK-UP AGREEMENT]

[NTD: Circulated separately.]

Annex II - 1